Exhibit 10.2

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is made and entered into as of April 1, 2004, by and between Samsonite Corporation, a Delaware corporation (the “Company”) and Bain Capital, Ltd, an English limited company (the “Advisor”).

WHEREAS, the Company, Bain Capital (Europe) LLC, a Delaware limited liability company (“Bain”), an affiliate of the Advisor, ACOF Management, L.P., a Delaware limited partnership (“Ares”), and Ontario Teachers’ Pension Plan Board (together with Bain and Ares, the “Investors”) are parties to a Recapitalization Agreement dated May 1, 2003 (the “Recapitalization Agreement”);

WHEREAS, prior to completion of the negotiation of the transactions contemplated by the Recapitalization Agreement, the Investors notified the Company that following completion of such transactions they would be requesting, subject to approval of the Company’s board of directors (the “Board”), that the Company enter into advisory agreements with each of the Investors or its designee (the “Agreements”);

WHEREAS, the shareholders of Samsonite Corporation, in the proxy statement mailed to the shareholders of the Company seeking approval of the transactions contemplated by the Recapitalization Agreement, were informed of the Investors’ intentions;

WHEREAS, the management of the Company has availed itself of the services of certain of the Investors since July 31, 2003, subject to the subsequent ratification by the Board and its approval of the Agreements;

WHEREAS, the Board desires to ratify management’s use of the services of certain of the Investors prior to the date hereof and to retain the Advisors with respect to the services described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.             Term.  Subject to the provisions for termination set forth herein, this Agreement shall be in effect for a maximum five-year term commencing as of July 31, 2003 (the “Effective Date”) and ending on the fifth anniversary of the Effective Date (the “Term”); provided, however, the Term shall terminate at such time as the Advisor and its affiliates no longer hold at least 33% of the capital stock of the Company that they owned as of the date of the closing of the transactions under the Recapitalization Agreement.  If the Advisor has acted with willful misconduct or gross negligence in the performance of material services for the Company hereunder or if the Advisor has materially breached its obligations hereunder, the Board may terminate this Agreement; provided, however, that such misconduct or gross negligence shall not have been cured and shall be continuing for more than 30 days after receipt by the Advisor from the Board of written notice detailing such misconduct or gross negligence.

2.             Services.  Commencing on the Effective Date, the Advisor shall perform or cause to be performed such services for the Company and its subsidiaries as mutually agreed by the Advisor and the Company (the “Services”), which may include, without limitation, the following:

(a)           general executive and management services;

(b)           services in obtaining and arranging equity, debt and lease financing and support, identification, negotiation and analysis of financing alternatives, including, without limitation, in connection with mergers, acquisitions, divestitures, capital expenditures and refinancing of existing indebtedness;

(c)           finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

(d)           marketing functions, including monitoring of marketing plans and strategies;

(e)           human resource functions, including searching and hiring of executives; and

(f)            other services for the Company and its subsidiaries upon which the Board and the Advisor may agree from time to time.

3.             Advisory Fee.

(a)           During the Term, the Advisor and/or its designees shall receive an aggregate sum of $500,000 per annum (prorated for partial years), plus VAT where applicable, payable by the Company on a quarterly basis in advance (each an “Advisory Fee” and collectively the “Advisory Fees”) (except for the first two quarterly payments which shall be paid within 30 days of presentation of an invoice for the Advisory Fees from the Advisor to the Company); provided that the parties to this Agreement agree to work in good faith to structure the transactions contemplated by this Agreement in a manner tax-efficient for all parties to the extent reasonably practicable.  The Advisory Fees are intended to be a flat fee and, as such, shall be payable by the Company to the Advisor irrespective of the actual level of services provided.  In addition, the Company shall reimburse the reasonable out-of-pocket expenses (“Expenses”) of the Advisor and/or their affiliates incurred in connection with the Services subject to the receipt of reasonable supporting documentation satisfactory to the Company in its reasonable discretion.  All Advisory Fees or other sums or consideration payable by the Company to the Advisor pursuant to or in connection with this Agreement are inclusive of associated VAT save that an amount equal to VAT paid by the Advisor on Expenses shall be reimbursed by the Company in addition to such Expenses to the extent that VAT on such Expenses is irrecoverable for the Advisor (by credit, set off, reimbursement or otherwise).

(b)           Notwithstanding the forgoing four sentences, if the Company is prohibited from paying any portion of the Advisory Fees pursuant to the Credit Agreement dated July 31, 2003 between the Company, Samsonite Europe N.V., General Electric Capital Corporation, KBC Bank N.V., GECC Capital Markets Group, Inc., and certain other parties thereto (the “Credit Agreement”) the non-payment of such portion shall not constitute a default and such portion shall be paid to the Advisor immediately upon such dates as such payment is no longer prohibited pursuant to the Credit Agreement and such unpaid portion of the Advisory Fees shall accrue interests at a rate of 8% per annum (the “Accrued Advisory Fees”);

4.             Personnel.  The Advisor shall provide and devote to the performance of this Agreement such partners, employees and agents of the Advisor as the Advisor shall deem appropriate to the furnishing of the Services.

5.             Liability.  Neither the Advisor nor any of its affiliates, partners, members, employees or agents (collectively, the “Advisor Group”) shall be liable to the Company or its subsidiaries or any of their affiliates for any loss, liability, damage or expense (including attorney’s fees and expenses) (collectively, a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent any such Loss results from the gross negligence, willful misconduct or bad faith of any member of the Advisor Group as determined in a final, non-appealable order by a court of competent jurisdiction.  The Advisor makes no representations or warranties, express or implied, in respect of the Services to be provided by the Advisor Group.  Except as the Advisor may otherwise agree in writing after the date hereof and subject to Section 7 hereof: (i) each member of the Advisor Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company or its subsidiaries or any of their affiliates and (B) do business with any client or customer of the Company or its subsidiaries or any of their affiliates; (ii) no member of the Advisor Group shall be liable to the Company or its subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or of such person’s participation therein; and (iii) in the event that any member of the Advisor Group acquires knowledge of a potential transaction or matter (but only to the extent such Advisor acquires such knowledge outside his capacity as such an Advisor under this Agreement) that may be a corporate opportunity for both the Company or any of its subsidiaries or any of their affiliates, on the one hand, and the Advisor, on the other hand, or any other person, no member of the

Advisor Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its subsidiaries or any of their affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that any member of the Advisor Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, its subsidiaries or any of their affiliates.  In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined in Section 7 below) relating to the Services which may be provided by the Advisor hereunder.

6.             Indemnity.  The Company and its subsidiaries shall defend, indemnify and hold harmless each member of the Advisor Group from and against any and all Losses (including, without limitation, attorneys’ fees) arising from any claim by any person with respect to, or in any way related to, this Agreement (collectively, “Claims”) resulting from any act or omission of any member of the Advisor Group, except to the extent such Claims are the result of gross negligence, bad faith or willful misconduct by any member of the Advisor Group as determined in a final, non-appealable order by a court of competent jurisdiction.  The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company or its subsidiaries and any member of the Advisor Group or in which any member of the Advisor Group may be impleaded with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by the Advisor Group, except to the extent such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any member of the Advisor Group as determined in a final, non-appealable order by a court of competent jurisdiction, to which extent the Advisor shall reimburse the Company for the costs of defense and other costs incurred by the Company associated therewith.  The Company shall be liable for reasonable fees and expenses of no more than one counsel (in addition to local counsel) in connection with the defense of indemnifiable damages hereunder, except that the Company shall be liable for the fees and expenses of additional separate counsel to the extent the member of the Advisor Group concludes reasonably, based upon advice of counsel, that (a) a conflict of interest exists between the member of the Advisor Group and the Company or another member of the Advisor Group or (b) the named parties to such action include both the Company and the member of the Advisor Group and there may be one or more legal defenses available to such member of the Advisor Group which are not available to the Company, or available to the Company, but the assertion of which would be adverse to the interests of the Company.

7.             Confidentiality.  All material non-public information concerning the Company which is given to the Advisor in its capacity as such,  or to its directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) or other person associated with or acting on behalf of any such person in such person’s capacity as such (collectively, “Representatives”), by the Company or its Representatives from time to time will be used solely in the course of the performance of the Advisor’s services hereunder or, in the case of any of such person who is also an officer and/or director of the Company, in such person’s capacity as an officer and/or director of the Company.  Except as contemplated by this Agreement or as otherwise required by applicable law or judicial, regulatory or securities exchange process, the Advisor will not disclose any material non-public information so provided to it to a third party without the Company’s consent, which shall not be unreasonably withheld or delayed.

8.             Severability.  Should any provision of this Agreement be or become invalid in whole or in part or should this Agreement or any provision thereof be or become incomplete, this shall not affect the validity of the remaining provisions hereof. In lieu of the invalid provision or in order to cure any incompleteness, a provision shall apply which, to the extent legally permissible, comes as close as possible to what the parties had intended or would have agreed upon, if they had been aware of the invalidity or incompleteness.

9.             Notices.  All notices hereunder shall be in writing and shall be delivered personally or mailed by first class mail, postage prepaid, addressed to the parties as follows:

To the Company:

Samsonite Corporation

11200 East 45th Street

Denver, Colorado 80239

Facsimile: (303) 373-6606

Attn: General Counsel

To the Advisor:

Bain Capital, Ltd.

Devonshire House,

Mayfair Place

London, W1J 8AJ

ENGLAND

Facsimile:  +44-(0)20-7514-5250

Att:                           Ferdinando Grimaldi

Melissa Wong

10.           Assignment.  Neither party may assign any obligations hereunder to any other party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that the Advisor may, without consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates, including without limitation affiliated investment funds.  The assignor shall remain liable for the performance of any assignee.

11.           Successors.  This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

12.           Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

13.           Entire Agreement; Modification; Governing Law, Dispute Resolution.  The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.  The parties to this Agreement may amend its terms and conditions, however, no modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party.  All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

14.           Joint and Several Liability.  Each obligation described herein of the Company shall be a joint and several obligation of the Company and its subsidiaries.  If requested by the Advisor, then the Company shall cause any of its respective subsidiaries to sign a counterpart signature page to this Agreement to evidence such joint and several liability.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAMSONITE CORPORATION

By:
Name:
Title:

BAIN CAPITAL, LTD

By:
Name:
Title: